legal & compliance, llc

laura aNTHONy, esq.
JOHN CACOMANOLIS, ESQ*
CHAD FRIEND, ESQ., LLM
PEARL HAHN, ESQ.**

LAZARUS ROTHSTEIN,ESQ.

OF COUNSEL:
PAULA A. ARGENTO, ESQ.***
CRAIG D. LINDER, ESQ.****
PETER P. LINDLEY, ESQ., CPA, MBA
STUART REED, ESQ.
MARC S. WOOLF, ESQ.

www.legalandcompliance.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@LEGALANDCOMPLIANCE.COM

* licensed in FL and NY

**licensed in NY

***licensed in D.C.

****licensed in FL, CA and NY

January 25, 2018

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 200

Bellevue, WA 98004

Ladies and Gentlemen:

We have acted as counsel for Novo Integrated Sciences, Inc., a Nevada corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) in the form as proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended (the “Act”), on this date, of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued in accordance with the terms of the Novo Integrated Sciences, Inc. 2018 Incentive Plan (the “Plan”).

In connection with our opinion expressed herein, we have examined the Company’s Amended and Restated Articles of Incorporation Bylaws, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed necessary for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832

Novo Integrated Sciences, Inc.

January 25, 2018

Upon the basis of the foregoing, we are of the opinion that when the Shares are issued in accordance with the Plan, they will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony, Esq.
For the Firm

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832